Exhibit 10.21

PROMISSORY NOTE

$750,000.00
Loan No. BSDM01

February 24, 2015 Bellevue, Washington

FOR VALUE RECEIVED, PERSEON CORPORATION, a Delaware corporation f/k/a BSD Medical corporation ( "Borrower"), promises to pay, in lawful money of the United States of America, to the order of ACCESS BUSINESS FINANCE, LLC, a Washington limited liability company, ( "Lender") at 14205 S.
E. 36th Street, Suite 350, Bellevue, WA 98006, or such other place either within or without the State of Washington as Lender may designate in writing from time to time, the principal sum of SEVEN HUNDRED FIFTY THOUSAND and no/100 DOLLARS ($750,000.00), with interest as provided below.

1.
I nterest. The principal balance of the loan (the "Loan") evidenced by this Note shall bear interest at a variable rate per annum equal to SIX PERCENT (6.0%) plus the Prime Rate; provided that the interest rate on this Note shall not be less than NINE AND ONE-QUARTER PERCENT (9.25%). As used herein, "Prime Rate" means the "Prime Rate" as published in The Wall Street Journal. If the Prime Rate is no longer published or available, it shall be replaced by a comparable interest rate index selected by Lender in its sole discretion. The interest rate shall be adjusted simultaneously with each adjustment in the Prime Rate. Borrower acknowledges that the Prime Rate may not be the lowest rate of interest charged by Lender. Interest shall be calculated based on the actual number of days elapsed of a 360 day year.

2.
Payments. Borrower shall make monthly installment payments of interest only beginning on April 1, 2015, and continuing the same day of each succeeding month through the Maturity Date, at which time the entire balance of all principal and all accrued but unpaid interest shall become immediately due and payable.

3.	Maturity. The entire principal balance and all accrued interest shall become immediately due and payable on February 24, 2016 ( "Maturity Date").

4.
Prepayment. "Prepayment" means any (a) partial or full payment of the Principal Balance before the originally scheduled Maturity Date for any reason, whether voluntarily, involuntarily, by operation of law, acceleration or otherwise, or (b) an acceleration of the Loan by Lender upon an Event of Default by Borrower, including without limitation a violation of the restrictions on Transfer in the Deed of Trust. Borrower may make a Prepayment in whole or part upon no less than seven (7) days prior written notice to Lender; PROVIDED that if Lender receives any Prepayment before August 24, 2015, Borrower shall pay Lender a prepayment premium equal to TWO PERCENT (2.0%) of the Prepayment amount. No prepayment premium will be charged on any partial or full principal Prepayment on or after August 24, 2015.

5.	Loan Fees.

(a)
Borrower has paid Lender a Loan application fee of FOUR THOUSAND and no/100 DOLLARS ($4,000.00), which fee has been fully earned, is non-refundable, and shall be applied as provided in the terms letter dated JANUARY 6, 2015, from Lender to Borrower.

(b)
At closing of the Loan, Borrower shall pay to Lender a non-refundable Loan commitment fee of EIGHTEEN THOUSAND SEVEN HUNDRED FIFTY HUNDRED and no/100 DOLLARS ($18,750.00), which fee may be paid from Loan proceeds and which shall be deemed to be fully earned upon execution of this Note.

6.
Late Charges. If any monthly payment is not made within five (5) days of the date it is due, Lender may assess a late charge equal to ten percent (10%) of the payment due. If this Note is not fully paid within five (5) days from the Maturity Date, Lender may assess a late charge equal to fourpercent (4%) of the payment amount that was not made. The late charge is due and payable immediately upon Lender's demand and may be assessed only once on each overdue payment. The late charge shall not be construed in any way to (a) excuse Borrower from its obligation to make each payment under this Note promptly when due or (b) preclude Lender from exercising any rights or remedies available under the Loan Documents upon an Event of Default. Borrower shall pay a fee of $25 for each returned check. Payment of the late charge and returned check charges shall be a condition to curing any default or satisfaction of this Note.

7.
Security; Loan Documents. This Note is secured by a Deed of Trust, Assignment of Rents and Leases, Fixture Filing and Security Agreement ( "Deed of Trust") encumbering real and personal property ("Property") located at 2188 West 2200 South in the City of West Valley City, Salt Lake County, Utah. The Deed of Trust prohibits a transfer or encumbrance of the Property, and the transfer of ownership interests in the owner of the Property and certain entities holding ownership interests in the owner of the Property. Borrower is also executing a Hazardous Substance Indemnity ("Indemnity Agreement") for the benefit of Lender in connection with the Property. This Note, the Deed of Trust, and all related documents and instruments (except the Indemnity Agreement) are collectively referred to as the "Loan Documents".

8.
Financial Reports. Borrower shall deliver to Lender: (a) annual income tax returns, complete with all schedules, for Borrower promptly upon filing of such returns with the IRS, and in any event within 10 days of the date of filing; (b) monthly income statements and balance sheets for Borrower, within 30 days of the end of each calendar month; (c) annual financial statements for Borrower, which shall be provided after the end of each fiscal year or annual period (as applicable) but in any event no later than 60 days thereafter; and (d) such other data and information regarding Borrower or the Property as from time to time may be requested by Lender. Borrower will maintain a standard system of accounting, established and administered in accordance with generally accepted accounting principles consistently followed throughout the periods involved, and will set aside on its books for each fiscal year the proper amounts for depreciation, obsolescence, amortization, bad debts, current and deferred taxes, and other purposes as shall be required by generally accepted accounting principles.

9.
Default. Any one or more of the following is an "Event of Default" under this Note: (a) Borrower fails to make any payment when due under this Note, the Deed of Trust, or any of the other Loan Documents. (b) There is any other Event of Default under the Deed of Trust or other Loan Documents or under the Indemnity Agreement. (c) A default occurs under any other indebtedness now or hereafter owing to Lender on which Borrower or any guarantor of this Note is a maker or a guarantor and such default is not cured within the applicable cure period, if any, under the instrument(s) evidencing such indebtedness.

10.
Remedies; Default I nterest. If there is an Event of Default, then in addition to any other rights and remedies available to Lender, Lender may declare the principal balance and accrued but unpaid interest immediately due and payable. Whether or not Lender exercises this right to accelerate, the entire principal balance of this Note, all accrued interest, and all other amounts payable hereunder or otherwise due in connection with the Loan, shall bear interest from the date of such Event of Default at ten percent (10%) per annum over the interest rate that would otherwise be in effect under this Note. Such interest shall be payable on demand, and payment of such default interest shall be a condition to curing any Event of Default or satisfaction of this Note. Lender's failure to exercise any right or remedy shall not be a waiver of the right to exercise the same upon any subsequent Event of Default.

11.
Waiver of Jury Trial. Borrower (by executing this Note) and Lender (by accepting this Note) each hereby waives any right to a trial by jury In any action or proceeding to enforce or defend any rights under this Note and the other Loan Documents or relating thereto or arising from the lending relationship which is the subject of this Note, and Borrower and Lender agree that any such action or proceeding shall be tried before a court and not before a jury. Borrower and Lender also hereby waive any right to consolidate any such action in which a jury trial has been waived with any other action In which a jury trial cannot be or has not been waived. Either Borrower or Lender may file an original counterpart or a copy of this section with any court as written evidence of Borrower's and Lender's waiver of its right to trial by jury.

12.	General Provisions.

(a)
Collection Expenses. Borrower agrees to reimburse Lender on demand for all reasonable legal fees and other costs and expenses incurred in collecting or enforcing this Note and protecting or realizing on any collateral, together with interest at the default rate specified above. Without limitation such shall include fees, costs and expenses incurred with or without suit and in any appeal, any proceedings under any present or future federal bankruptcy act or state receivership and any post-judgment collection proceeding. Payment of such fees, costs, expenses and interest shall be a condition precedent to the curing of any Event of Default or the satisfaction of this Note.

(b)
Borrower's Waivers. Except as otherwise provided in this Note and the other Loan Documents, Borrower waives all notices required by law; including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

(c)	No Offset. This Note shall not be subject to offset of any kind.

(d)
Joint and Several Liability. The liability of each person or entity included within the term "Borrower", and each general partner or joint venturer of Borrower if Borrower is a partnership or joint venture, is joint and several with respect to all obligations hereunder.

(e)
Governing Law. Jurisdiction and Venue. This Note and the other Loan Documents shall be construed, enforced and otherwise governed exclusively by the laws of the State of Washington, except that matters relating to the validity and enforcement of the Deed of Trust (which encumbers Property located in the State of Utah), shall be subject to and governed by the laws of the State of Utah. Borrower agrees that to the fullest extent permitted by law, Washington law shall apply to all actions, defenses and remedies, including without limitation, the existence and calculation of any deficiency judgment upon foreclosure of the Deed of Trust, and Borrower agrees that the courts of the States of Washington and Utah, at Lender's sole and exclusive election, shall have exclusive jurisdiction of all actions, proceedings, defenses or remedies arising out of the execution or enforcement of this Note or any of the other Loan Documents. Borrower consents to personal jurisdiction in the courts of Washington and Utah, as provided herein, and specifically waives any objection to such jurisdiction based upon a forum non conveniens.

(f)
Amendment and Waiver. Only a writing signed by Borrower and Lender may amend this Note. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have.

(g)
Definitions. The term "Lender" shall include any subsequent holder of the Note, or in whole or in part. Lender may assign the Loan Documents in whole or in part. Lender may make available to any proposed assignee or participant all credit and financial data with respect to Borrower, the Property, and any Guarantor of the Loan as may be in the possession of Lender. Borrower agrees to provide any additional information that any proposed assignee or participant may reasonably request.

(h)
Notices. All notices required or permitted hereunder shall be in writing and shall be given to Lender at Access Business Finance, L.L.C., 14205 S.E. 36th Street, Suite 350, Bellevue, WA 98006, Attn: Sam West, Fax No. (425) 747-1404, and to Borrower to the address indicated below its signature of this Note. The above addresses may be changed by written notice to the other party; provided that no notice of a change of address shall be effective until actual receipt of such notice. All notices required to be given to any party other than Lender shall be deemed given upon the first to occur of (i) three (3) days after deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a facsimile machine or other receiver under the control of such party; or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

(i) Application of Payments. Except as applicable law may otherwise require, all payments received by Lender under this Note shall be applied by Lender in the following order of priority: Lender's (and the Trustee's under the Deed of Trust) expenses incurred in any efforts to enforce any terms of this Note; interest payable on advances made to protect the security of the Deed of Trust; principal of such advances; amounts payable to Lender by Borrower under the Deed if Trust for reserves; interest and late charges payable on this Note; principal of this Note; and any other obligations of Borrower in such order as Lender, at its option, may determine; provided, however that Lender may, at its option, apply any such payments received to interest on or principal of this Note prior to applying such payments to interest on and principal of advances made to protect the security of the Deed of Trust.

(j)
Damages from Late Payments. The parties intend the late charge, default interest and prepayment premium described in this Note to defray the overhead expenses of Lender incident to a delay in payment, including Lender's expenses incurred in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from a late payment, an Event of Default, or a prepayment, and the late charges, default interest and prepayment premium are reasonable estimates of those damages and do not constitute a penalty.

(k)
Limitation on Interest and Charges. Notwithstanding any other provision in this Note or the other Loan Documents, the total liability for payments in the nature of interest shall not exceed the highest lawful rate permitted by applicable state or federal interest rate law (the "Maximum Rate''). If any payment in the nature of interest, additional interest, or other charges made under this Note or the other Loan Documents are held to be in excess of the Maximum Rate, then in compliance with the desires of Lender and Borrower, it is agreed that the amount held to be in excess shall be considered a payment of principal, and the indebtedness evidenced by this Note or the other Loan Documents shall be reduced by such amount in the inverse order of maturity so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the Maximum Rate. No prepayment premium shall be assessed on prepayments under this Section.

(I)
Partial Invalidity. If any term or provision of this Note is illegal or invalid for any reason, such illegality or invalidity shall not affect the enforceability of the remaining provisions of this Note and the other Loan Documents.

(m)	Business Purpose. Borrower warrants and represents that all funds advanced under this Note shall be applied to and are intended solely for business, commercial, or investment purposes.

(n)	Replacement Note. If this Note is lost, stolen, destroyed or mutilated, Borrower shall execute a replacement note upon the written request of Lender.

(o)	Time. Time is of the essence for purposes of this Note and the other Loan Documents.

EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE OR THE OTHER LOAN DOCUMENTS, BORROWER ACKNOWLEDGES LIABILITY FOR PAYMENT OF ALL AMOUNTS OWING UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS AND AGREES THAT LENDER DOES NOT HAVE

TO FORECLOSE ITS DEED OF TRUST OR ANY OTHER COLLATERAL BEFORE DEMANDING FULL PAYMENT FROM BORROWER.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

"Borrower"

PERSEON CORPORATION, a Delaware corporation f/k/a BSD Medical corporation

By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer

Borrower's Address:
2188 West 2200 South
West Valley City, Utah 84119 Fax No.: (801) 972-5930